One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer
(914) 921-5147

For further information please visit
www.gabelli.com

4th Quarter 2009 Fully Diluted Earnings of $0.70 Per Share
Full Year 2009 EPS of $2.02 per share
AUM at December 31, 2009 Were $26.3 billion up 30.4% from December 31, 2008

Rye, New York, February X, 2010 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced fourth quarter 2009 earnings of $0.70 per fully diluted share versus a loss of $0.44 per fully diluted share in the fourth quarter 2008.  Net income was $19.4 million in the fourth quarter 2009 compared to a loss of $12.1 million in the fourth quarter 2008.  Assets Under Management (AUM) were $26.3 billion as of December 31, 2009, 30.4% higher than December 31, 2008 AUM of $20.2 billion and 7.6% higher than September 30, 2009 AUM of $24.5 billion.  Institutional and Private Wealth Management AUM increased 32.7% to $11.2 billion at December 31, 2009 from $8.5 billion at December 31, 2008 and 9.2% higher than the $10.3 billion at September 30, 2009.

For the full year ended December 31, 2009, earnings were $2.02 per fully diluted share versus the $0.89 per fully diluted share in 2008.  Net income was $55.5 million for 2009 compared to $24.9 million in 2008.

We have the opportunity to earn base fees and incentive fees for certain institutional client assets, assets attributable to preferred issues of our closed-end funds, our Gabelli Global Deal Fund (NYSE: GDL) and investment partnership assets.  For the fourth quarter 2009 we earned $21.0 million versus $0.7 million in the year ago fourth quarter.  For the full year 2009 our results benefited from $21.8 million from incentive fees against $2.3 million for the full year 2008.

The Company had adjusted cash and investments, net of debt, noncontrolling interest and mandatorily redeemable shares of $434.7 million or $15.75 per share at December 31, 2009.  Book value was $448.0 million or $16.23 per share at December 31, 2009 which excludes noncontrolling interests of $4.0 million.  These numbers reflect the $2.00 per share special dividend, or $55.2 million, paid on December 15, 2009.

During the fourth quarter 2009 we experienced positive net AUM cash flows of $878 million, including $442 million in our Institutional and Private Wealth Management; $228 million in open-end equity funds, $104 million in Money-Market flows and $97 million in our closed-end funds.

Commentary

We completed our first decade as a public company.  In February 1999, the company issued six million shares at $17.50 per share.  Since then, on a cumulative basis, shareholders have received $204 million in dividends through December 31, 2009.  In addition, since our IPO our shareholders have benefited from $250 million we have invested in our shares through share repurchases.  GBL stock closed at $48.29 per share on December 31, 2009 representing an annual compounded return of 11.4% during the decade.

When we started our firm in 1977, we had one mission – to earn a risk adjusted return for our clients, thereby earning a return for all our stakeholders.  Our business remains client centric.  When our clients, investors, and limited partners do well, our shareholders and our professional team are rewarded.

Stated another way, we benefit when our GAMCO clients do well.  Since our inception in 1977, our returns, based on GAMCO’s client composite, were 15.9% compounded.  More recently, our GAMCO client composite achieved an annual return of 5.7% for the ten years ended December 31, 2009 while the S&P 500 experienced a negative annual return of 0.95%.

We remain focused on increasing client assets on a risk adjusted basis well over the underlying benchmarks.  These gains, along with organic growth, and external opportunities will help our shareholders.  We look forward to working for our clients and shareholders over the next decade.

Investment Performance

Relative long-term investment performance remains strong.  At least 56% of all our mutual funds (that we distribute) performed in the top half of their Lipper categories on a one, three, five and ten-year total return basis as of December 31, 2009.  See Lipper chart on page 19.   The following funds that we distribute have a 4 or 5-star three year Morningstar RatingTM.  See Morningstar chart that follows.

●	The Gabelli ABC Fund	●	The GAMCO Westwood Mighty MitesSM Fund
●	" Asset Fund	●	" Global Telecommunications Fund
●	" Blue Chip Value Fund	●	" Global Opportunity Fund
●	" Equity Income Fund	●	" Mathers Fund
●	" Small Cap Growth Fund	●	" Westwood Balanced Fund
●	" Utilities Fund	●	" Westwood Equity Fund
●	" Enterprise Mergers and Acquisitions Fund

Gabelli Funds Morningstar® Ratings Based on Risk Adjusted returns as of December 31, 2009 for funds that we distribute
		Overall Rating		3 Year Rating		5 Year Rating		10 Year Rating
FUND	Morningstar Category	Stars	# of Funds	Stars	# of Funds	Stars	# of Funds	Stars	# of Funds
Gabelli ABC AAA	Mid-Cap Blend	êêêêê	369	êêêêê	369	êêêêê	303	êêêê	152
Gabelli Asset AAA	Mid-Cap Blend	êêêê	369	êêêê	369	êêêê	303	êêê	152
Gabelli Blue Chip Value AAA	Large Blend	êêêê	1757	êêêê	1757	êêêê	1376	êêê	710
Gabelli Equity Income AAA	Large Value	êêêêê	1104	êêêêê	1104	êêêêê	912	êêêêê	459
Gabelli Small Cap Growth AAA	Small Blend	êêêêê	566	êêêêê	566	êêêêê	467	êêêê	243
Gabelli SRI Green AAA	Mid-Cap Blend	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Gabelli Utilities AAA	Specialty – Utilities	êêêê	97	êêêêê	97	êêêê	80	êêêê	52
Gabelli Value A	Mid-Cap Blend	êê	369	êê	369	êê	303	êê	152
Gabelli Woodland Small Cap Value AAA	Small Blend	êêê	566	êêê	566	êêê	467	n/a	234
GAMCO Global Convertible Secs AAA	Convertibles	ê	58	ê	58	ê	56	ê	41
GAMCO Global Growth AAA	World Stock	êê	542	êêê	542	êêê	447	ê	251
GAMCO Global Opportunity AAA	World Stock	êêêê	542	êêêê	542	êêêê	447	êêê	251
GAMCO Global Telecommunications AAA	Specialty – Communications	êêê	39	êêêê	39	êêê	32	êêê	13
GAMCO Gold AAA	Specialty – Precious Metals	êêê	67	êêê	67	êêê	60	êêê	35
GAMCO Growth AAA	Large Growth	êêê	1548	êêê	1548	êêê	1276	êê	698
GAMCO International Growth AAA	Foreign Large Growth	êêê	206	êêê	206	êêê	149	êêê	80
GAMCO Mathers	Conservative Allocation	êê	522	êêêê	522	êê	343	ê	151
GAMCO Westwood Balanced AAA(a)	Moderate Allocation	êêêê	953	êêêê	953	êêêê	786	êêêê	441
GAMCO Westwood Equity AAA(a)	Large Blend	êêêê	1757	êêêê	1757	êêêêê	1376	êêêê	710
GAMCO Westwood Income AAA(a)	Moderate Allocation	êê	953	ê	953	ê	786	êêêêê	441
GAMCO Westwood Intermediate AAA(a)	Intermediate-Term Bond	êêê	978	êêê	978	êêê	866	êêê	496
GAMCO Westwood Mighty Mites AAA(a)	Small Blend	êêêêê	566	êêêêê	566	êêêêê	467	êêêêê	243
GAMCO Westwood SmallCap Equity AAA(a)	Small Blend	êê	566	êêê	566	êêê	467	ê	243
Gabelli Enterprise Mergers & Acquisitions Y	Mid-Cap Blend	êêêêê	369	êêêê	369	êêêêê	303	n/a	152
Comstock Capital Value AAA	Bear Market	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Percent of Rated funds rated 4 or 5 stars		47.83%		56.52%		47.83%		38.10%

The Overall Morningstar Rating™ is derived from a weighted average of the performance figures associated with its three, five and ten year (if applicable) Morningstar Rating metrics.  Data presented reflects past performance, which is no guarantee of future results. Ratings are for Class AAA, A or Y shares only, other classes may have different performance characteristics.  Unrated funds and closed-end funds are not listed.  For each fund with at least a three year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure (including the effects of sales charges, loads, and redemption fees) that accounts for variation in a fund's monthly performance, placing more emphasis on downward variations and rewarding consistent performance.  The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star.  (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  Strong relative performance is not indicative of positive fund returns.  © 2010 Morningstar, Inc. All rights reserved.  The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely.  Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.    Investors should consider the investment objectives, risks, sales charges and expenses of the fund carefully before investing.  Each Fund’s prospectus contains this and other information about the Funds and is available, along with information on other Gabelli Funds, by calling 800-GABELLI (422-3554), online at www.gabelli.com/funds or from your financial advisor.  The prospectus should be read carefully before investing.  Distributed by Gabelli & Company, One Corporate Center, Rye, NY 10580  Call 1-800-GABELLI (422-3554) for a prospectus.
The inception date for the Gabelli SRI Green Fund was June 1, 2007.  The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.  The inception date for the Gabelli Enterprise Mergers & Acquisitions Fund was February 28, 2001.  The inception date for the Comstock Capital Value Fund was October 10, 1985.
(a) Managed by Teton Advisors, Inc. not Gabelli Funds, LLC.

Assets Under Management – Up 30.4% from December 31, 2008

Assets Under Management (AUM) were $26.3 billion as of December 31, 2009, 30.4% greater than December 31, 2008 AUM of $20.2 billion and 7.6% higher than September 30, 2009 AUM of $24.5 billion.  Equity AUM were $24.6 billion on December 31, 2009, 31.7% above the $18.7 billion on December 31, 2008 and 7.7% above the September 30, 2009 equity AUM of $22.8 billion.  Highlights are as follows:

-
Our Institutional and Private Wealth Management business ended the quarter with $11.2 billion in separately managed accounts, up 32.7% from the $8.5 billion on December 31, 2008 and 9.2% higher than the September 30, 2009 level of $10.3 billion on appreciation and new client accounts in the current quarter.

-	Our closed-end funds had AUM of $4.6 billion on December 31, 2009, rising 21.5% from the $3.8 billion on December 31, 2008 and 5.5% above the $4.4 billion on September 30, 2009.

-	Our open-end equity funds AUM were $8.5 billion on December 31, 2009, 38.1% higher than the $6.1 billion on December 31, 2008 and 7.2% above the $7.9 billion on September 30, 2009.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, ranked #3 for 2009 by Lipper based on total return among 72 U.S. Treasury Money Market Funds, increased to $1.7 billion at December 31, 2009 from $1.5 billion on December 31, 2008 and was 6.5% higher than the September 30, 2009 AUM of $1.6 billion.

-	Our investment partnerships AUM were $305 million on December 31, 2009 versus $295 million on December 31, 2008 and $291 million on September 30, 2009.

-
We have the opportunity to earn base fees and incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our Gabelli Global Deal Fund (NYSE: GDL) and investment partnership assets.  As of December 31, 2009, assets with incentive based fees were $2.8 billion, 7.7% higher than the $2.6 billion on December 31, 2008 and 3.7% above the $2.7 billion on September 30, 2009.

The Gabelli U.S. Treasury Money Market Fund ranked #5 out of 73 funds for the fourth quarter of 2009, #3 out of 72 funds for the one-year period, #2 out of 64 funds for the five-year period and #2 out of 46 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues

For the Quarter

Investment advisory fees, including incentive fees, for the fourth quarter 2009 were $66.6 million, an increase of 66.3% from the depressed $40.0 million in the 2008 fourth quarter:

-	Open-end fund revenues were $21.3 million versus $16.9 million in fourth quarter 2008, an increase of 26.0% primarily due to higher average AUM.

-
Our closed-end fund revenues rose to $23.2 million in the fourth quarter 2009 from $6.6 million in 2008.  $14.6 million of the revenue in the fourth quarter 2009 was from incentive and fulcrum fees versus none in the 2008 period.

-
Institutional and high net worth separate account revenues, which are based primarily upon beginning of quarter AUM, increased 18.2% to $18.8 million from $15.9 million in fourth quarter 2008.  The primary reason for the increase was an increase of $2.9 million of fulcrum fee revenue.

-	Investment partnership revenues were $3.2 million, an increase of $2.6 million from $0.6 million in 2008. The primary reason for the increase was an increase of $2.7 million of incentive fee revenues.

Our institutional research services subsidiary achieved revenues of $4.5 million in the fourth quarter 2009, declining 11.4% from the fourth quarter 2008 amount of $5.1 million.

Open-end fund distribution fees and other income were $6.9 million for the fourth quarter 2009, an increase of $2.0 million, or 40.2% from the prior year quarter of $4.9 million.  The main driver of this increase was higher quarterly average assets in our open-end equity funds that generate such fees.

For the Year

Investment advisory fees for the year ended December 31, 2009 were $178.7 million, a decline of 12.5% from $204.3 million in the 2008 period.  While AUM levels are substantially higher at year end 2009 than 2008, average AUM was higher in 2008 due to the substantial market declines in late 2008 and early 2009:

-	Open-end fund revenues were $73.0 million versus $88.7 million for 2008, a drop of 17.7% primarily due to lower average AUM.

-	Our closed-end fund revenues rose 6.4% to $43.1 million for 2009 from $40.5 million in 2008, mainly on increased fulcrum fee revenue of $14.6 million.

-
Institutional and high net worth separate account revenues, which are based primarily upon beginning of quarter AUM, decreased 20.1% to $57.8 million from $72.3 million for 2008.  We earned $4.5 million in fulcrum fee revenue during 2009 and $2.3 million in 2008.

-
Investment partnership revenues were $4.7 million, an increase of $2.0 million or 74.1% from $2.7 million in 2008.  The primary reason for the increase was an increase of $2.7 million of incentive fee revenues.

Our institutional research services subsidiary achieved revenues of $16.7 million for 2009, up 3.6% from the 2008 amount of $16.1 million reflecting an expanded client base attributable to increased sales and trade execution as well as the success of our research product offerings.

Open-end fund distribution fees and other income were $22.7 million for 2009, a decrease of $1.9 million, or 7.7% from the 2008 amount of $24.6 million.  The main driver of this decrease was lower average assets for the year in our open-end equity funds that generate distribution fees.

Operating Income and Margin

Operating income before management fee was $34.7 million in the fourth quarter 2009, more than double the $17.1 million in the fourth quarter 2008.  For the fourth quarter 2009, the operating margin before management fee increased to 44.4%, versus 34.1% in the fourth quarter of 2008 and 37.8% in the third quarter of 2009.  The fourth quarter 2009 operating margin was favorably impacted by the $21.0 million in incentive fees which have a higher incremental margin.

Operating income before management fee was $82.0 million for the year ended December 31, 2009, 8.0% lower than the $89.1 million in the comparable 2008 period.  For the full year ended December 31, 2009, the operating margin before management fee was 37.6%, versus 36.4% for 2008 and 40.2% for 2007.

Other Income / (Expense)

Other income/(expense) (net of interest expense) was flat in the fourth quarter 2009 versus an expense of $39.5 million in the prior year’s fourth quarter on improved investment income.

Other income/(expense) (net of interest expense) was income of $15.7 million in 2009 versus expense of $48.6 million in the prior year on improved investment income.

Income Taxes

The effective tax rate for the fourth quarter 2009 was 37.6%, compared to the 2008 quarter’s effective rate of 37.5%.

The effective tax rate for the year ended December 31, 2009 was 36.1%, compared with the effective rate for 2008 of 33.8%.

Investment Highlights

-
GAM GAMCO Equity Fund was awarded Standard & Poor’s AAA Rating for the sixth consecutive year and is one of only four funds among the 79 in S&P’s U.S. Mainstream Equities peer group to receive the AAA rating. The Standard & Poor’s AAA rating is a widely acknowledged measure of excellence, awarded only when, in S&P’s words: “The fund demonstrates the highest standards of quality in its sector based on its investment process and performance consistency of the management team and/or approach as compared to funds with similar objectives.”

The following is excerpted from the Management Style section of Standard & Poor’s AAA December 2009 Report on GAM GAMCO Equity fund:

“Gabelli follows a bottom-up, value-driven approach, developed from Graham & Dodd.  The approach uses detailed fundamental analysis to highlight stocks that are currently undervalued, but have a reasonable probability of realising a private market value (PMV) through the intervention of a discernible catalyst.  The PMV is the value they believe an informed investor would be willing to pay for a company.  Catalysts can be a specific event or a range of circumstances with varying time horizons… Positions are built gradually according to conviction, on a five to 10-year horizon and turnover is therefore very low… Sector weights are not constrained.  Risk is largely controlled by building a broadly diversified portfolio with no consideration for the S&P 500 benchmark.”

GAM GAMCO Equity Fund has been sub-advised by GAMCO Asset Management Inc. for London UK based Global Asset Management (“GAM”) since the fund’s launch in October 1987.  We plan to enhance our position as a sub-advisor with other financial sponsors where we have investment capacity.

-
Howard Ward, team leader of the GAMCO Growth strategy and the portfolio manager of The GAMCO Growth Fund (GABGX) since 1994, was highlighted in several magazines, including the Financial Times, the Wall Street Journal and Investor’s Business daily, noting his experience in providing alpha in up markets.

-
During 2009 the GAMCO Global Telecom Fund added Sergey Dluzhevskiy, CFA as an Associate Portfolio Manager, the Gabelli Asset Fund named Kevin V. Dreyer as an Associate Portfolio Manager and John Segrich joined the Gabelli SRI Green Fund Inc. portfolio management team.

-      Morningstar rated 48% of the Class AAA share open-end funds that we distribute five or four stars overall as of December 31, 2009.

Business Highlights

-
During the course of the 2009 year GAMCO donated to various charities amounts accumulating in excess of $0.6 million and $1.0 million in 2008.  Despite the decline in our operating earnings, continuing to support charitable endeavors today is the right thing to do.

-
In February 2009, The Gabelli Global Deal Fund (NYSE: GDL) raised $96 million through a rights offering in which shareholders received one transferable right for each common share held on the record date of December 19, 2008.  Holders of ten rights were entitled to purchase one newly issued Series A Cumulative Callable Preferred Share at the subscription price of $50.00 per share.

-
In March of 2009, the Company distributed to GBL shareholders 14.930 shares of Teton class B stock for every 1,000 shares of GBL held on the record date.  In September 2009, Teton began trading under the symbol TETAA on the Pink Sheets.

-
The Gabelli Prize was awarded to Richard H. Thaler, Ph. D., a professor of behavioral finance at the University of Chicago’s Graduate School of Business.  Dr. Thaler is the fifth recipient of the Gabelli Prize for Graham & Dodd, Murray, Greenwald Award for Value Investing.  The Gabelli Prize was launched to honor individual contributions which serve the goals of refining, extending, and disseminating the practice of Value Investing.

-
GAMCO, under the aegis of Bruce C. Greenwald, the Heilbrunn Professor of Finance and Asset Management at Columbia Graduate School of Business, along with the Heilbrunn Center for Graham and Dodd Investing at Columbia University, hosted the 19th Annual Graham and Dodd Investing Seminar on October 7, 2009 in New York which was telecast to London and Hong Kong and staffed by our Gabelli international offices.

-	During 2009, The Gabelli Global Gold, Natural Resources & Income Trust raised $212 million in secondary offerings.

-	Open-end equity funds raised $570 million in net AUM during 2009.

-	During the 4th Quarter 2009, the Private Wealth Management business added two new GAMCO institutional accounts which drove the increase in AUM.

Other Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives, including acquisitions and lift-outs.  We have a BBB rating from Standard & Poor’s and a Baa2 rating from Moody’s.
The Company’s shelf registration provides GAMCO with the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $400 million.

We ended the quarter with approximately $640.6 million in cash and investments versus $702.2 million at September 30, 2009.  The decline was driven by the special dividend paid to shareholders discussed below.  This balance included approximately $83.4 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund and Westwood Holdings Group, as well as other investments of $13.3 million, all classified as available for sale securities.

Our debt at December 31, 2009 consisted of $99 million of 5.5% senior notes due May 2013, a $40 million 6% convertible note due August 2011 and a $60 million 6.5% convertible note due October 2018.  We had adjusted cash and investments in securities, net of debt, noncontrolling interest and mandatorily redeemable shares, of $15.75 per share on December 31, 2009 compared with $17.97 per share on September 30, 2009.  We caution that this metric, while correct from a mathematical point of view, is not always the same as investors would view cash-on-hand.  During December 2009 we paid out a special dividend of $2.00 per share, or $55.2 million.

Book value was $448.0 million or $16.23 per share on December 31, 2009 compared to $482.0 million or $17.44 per share on September 30, 2009.

Shareholder Compensation

Dividends

On November 6, 2009, our Board of Directors declared a special dividend of $2.00 per share to all of its Class A and Class B shareholders, payable on December 15, 2009 to shareholders of record on December 1, 2009 and a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on December 29, 2009 to shareholders of record on December 15, 2009.  During the fourth quarter of 2008 we paid a special dividend of $0.90 per share.  We returned $56.0 million and $25.8 million in dividends during the fourth quarter of 2009 and 2008, respectively, and $58.8 million and $56.2 million in dividends during 2009 and 2008, respectively.

In accordance with the debt agreement regarding the $60 million 6.5% convertible note, as the dividends paid within the last twelve months have exceeded $1.12 per share the conversion price on the note changed from $70 per share to $66.89 per share.  The $53 per share conversion on the 2011 note was unchanged.

[GAMCO announced that on February 9, 2010 its Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on March 30, 2010 to shareholders of record on March 16, 2010.]

Stockholders’ Equity and Stock Repurchase

In the fourth quarter of 2009, the Company repurchased 37,100 of the Company’s shares at an average investment of $43.86.  For the year ended December 31, 2009, the Company has repurchased $7.0 million, representing 156,500 shares, at an average outlay of $44.91 per share.

Since our IPO of six million shares at a price of $17.50 per share in 1999, the Company has repurchased 6,209,083 shares at an average price of $39.90 per share for an investment of $248 million and has paid cumulative dividends of $204.2 million or $7.25 per share.

Shares outstanding on December 31, 2009 were 27.6 million, roughly the same as September 30, 2009 and 0.4% below the 27.7 million shares outstanding on December 31, 2008.  The decline in the outstanding shares from December 2008 to December 2009 primarily reflects open market repurchases.  Fully diluted shares outstanding for the fourth quarter of 2009 were 29.1 million, an increase from the third quarter 2009’s level of 27.5 million and fourth quarter 2008’s level of 27.5 million, largely due to the Convertible notes being dilutive in the current quarter.  Fully diluted shares outstanding for the full year 2009 were 28.2 million, an increase from the full year 2008’s level of 27.8 million.

At December 31, 2009, the company had 360,100 shares of restricted stock held by our officers and staff.  Such restricted stock awards vest over the next four years.  The Chairman does not hold any restricted stock.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
	12/31/09	12/31/08
Cash and cash equivalents	$400.5	$338.3
Investments (trading)	113.8	209.5
Total cash and investments (trading)	514.2	547.8
Net amounts receivable from/(payable to) brokers	29.7	14.6
Adjusted cash and investments (trading)	544.0	562.4
Investments (available for sale)	96.7	76.1
Total adjusted cash and investments	$640.7	$638.5

We believe adjusted cash and investments is a more useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VI.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.
The Company reported Assets Under Management as follows (millions):

Table I: Fund Flows – 4th Quarter 2009 (millions)
		Closed-end Fund
		distributions,	Net Cash
	September 30, 2009	net of reinvestments	Flows (a)	Market Appreciation	December 31, 2009
Equities:
Open-end Funds	$7,906	$-	$228	$342	$8,476
Closed-end Funds	4,369	(76)	97	219	4,609
Institutional & PWM - direct	8,491	-	398	423	9,312
Institutional & PWM – sub-advisory	1,777	-	44	76	1,897
Investment Partnerships	291	-	7	7	305
Total Equities	22,834	(76)	774	1,067	24,599
Fixed Income:
Money-Market Fund	1,616	-	104	1	1,721
Institutional & PWM	26	-	-	-	26
Total Fixed Income	1,642	-	104	1	1,747
Total Assets Under Management	$ 24,476	$ (76)	$ 878	$ 1,068	$ 26,346
(a) Includes $99 million of shares issued for closed-end funds.

Table I: Fund Flows – Full Year 2009 (millions)
		Closed-end Fund
		distributions,	Net Cash
	December 31, 2008	net of reinvestments	Flows (a)	Market Appreciation	December 31, 2009
Equities:
Open-end Funds	$6,139	$-	$570	$1,767	$8,476
Closed-end Funds	3,792	(318)	209	926	4,609
Institutional & PWM - direct	6,861	-	310	2,141	9,312
Institutional & PWM – sub-advisory	1,585	-	(183)	495	1,897
Investment Partnerships	295	-	(25)	35	305
Total Equities	18,672	(318)	881	5,364	24,599
Fixed Income:
Money-Market Fund	1,507	-	210	4	1,721
Institutional & PWM	22	-	4	-	26
Total Fixed Income	1,529	-	214	4	1,747
Total Assets Under Management	$ 20,201	$ (318)	$ 1,095	$ 5,368	$ 26,346
(a) Includes $208 million of shares issued for closed-end funds.
Note: Teton’s AUM at December 31, 2008 were $450 million and have been excluded from Table I.

Table II:
Equities:	December 31, 2008	December 31, 2009	% Inc.(Dec.)
Open-end Funds	$6,139	$8,476	38.1%
Closed-end Funds	3,792	4,609	21.5
Institutional & PWM - direct	6,861	9,312	35.7
Institutional & PWM - sub-advisory	1,585	1,897	19.7
Investment Partnerships	295	305	3.4
Total Equities	18,672	24,599	31.7
Fixed Income:
Money-Market Fund	1,507	1,721	14.2
Institutional & PWM	22	26	18.2
Total Fixed Income	1,529	1,747	14.3
Total Assets Under Management	$ 20,201	$ 26,346	30.4%

Note: Teton’s AUM at December 31, 2008 were $450 million and have been excluded from Table II.

Table III:	Assets Under Management By Quarter (millions)
						% Increase/
						(decrease) from
Equities:	12/08	3/09	6/09	9/09	12/09	12/08	9/09
Open-end Funds	$6,139	$5,627	$6,684	$7,906	$8,476	38.1%	7.2%
Closed-end Funds	3,792	3,359	3,822	4,369	4,609	21.5	5.5
Institutional & PWM - direct	6,861	6,227	7,332	8,491	9,312	35.7	9.7
Institutional & PWM - sub-advisory	1,585	1,202	1,476	1,777	1,897	19.7	6.8
Investment Partnerships	295	265	266	291	305	3.4	4.8
Total Equities	18,672	16,680	19,580	22,834	24,599	31.7	7.7
Fixed Income:
Money-Market Fund	1,507	1,794	1,765	1,616	1,721	14.2	6.5
Institutional & PWM	22	21	21	26	26	18.2	-
Total Fixed Income	1,529	1,815	1,786	1,642	1,747	14.3	6.4
Total Assets Under Management	$ 20,201	$ 18,495	$ 21,366	$ 24,476	$ 26,346	30.4%	7.6%
Note: Teton’s AUM at December 31, 2008 were $450 million and have been excluded from Table III.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended December 31,
				% Inc.
	2009		2008	(Dec.)

Investment advisory and incentive fees	$66,568		$40,024	66.3%
Institutional research services	4,528		5,111	(11.4)
Distribution fees and other income	6,906		4,925	40.2

Total revenues	78,002		50,060	55.8

Compensation costs	30,803		19,828	55.4
Distribution costs	7,245		5,398	34.2
Other operating expenses	5,300		7,775	(31.8)

Total expenses	43,348		33,001	31.4

Operating income before management fee	34,654		17,059	103.1

Investment income / (loss)	3,325		(36,308)	n/m
Interest expense	(3,325)		(3,146)	5.7
Other expense, net	-		(39,454)	n/m

Income / (loss) before management fee and income taxes	34,654		(22,395)	n/m
Management fee expense / (reversal)	3,467		(2,221)	n/m
Income / (loss) before income taxes	31,187		(20,174)	n/m
Income taxes expense / (benefit)	11,727		(7,559)	n/m
Net income / (loss)	19,460		(12,615)	n/m
Net income / (loss) attributable to the noncontrolling interests	106		(551)	n/m
Net income / (loss) attributable to GAMCO Investors, Inc.	$ 19,354		$ (12,064)	n/m

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$ 0.71		$ (0.44)	n/m

Diluted	$ 0.70		$ (0.44)	n/m

Weighted average shares outstanding:
Basic	27,256	(a)	27,472	(0.8)

Diluted	29,085		27,482	5.8%

Notes:
(a) Shares outstanding at December 31, 2009 were 27,604,914, including 360,100 RSAs.
See GAAP to Non-GAAP reconciliation at page 17.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Years ended December 31,
				% Inc.
	2009		2008	(Dec.)

Investment advisory and incentive fees	$178,713		$204,293	(12.5%)
Institutional research services	16,715		16,129	3.6
Distribution fees and other income	22,686		24,590	(7.7)

Total revenues	218,114		245,012	(11.0)

Compensation costs	92,859		102,840	(9.7)
Distribution costs	24,339		25,090	(3.0)
Other operating expenses	18,948		27,979	(32.3)

Total expenses	136,146		155,909	(12.7)

Operating income before management fee	81,968		89,103	(8.0)

Investment income / (loss)	28,983		(39,163)	n/m
Interest expense	(13,290)		(9,441)	40.8
Other income / (expense), net	15,693		(48,604)	n/m

Income before management fee and income taxes	97,661		40,499	141.1
Management fee expense	9,758		4,086	138.8
Income before income taxes	87,903		36,413	141.4
Income taxes expense	31,761		12,323	157.7
Net income	56,142		24,090	133.1
Net income / (loss) attributable to the noncontrolling interests	609		(776)	n/m
Net income attributable to GAMCO Investors, Inc.	$ 55,533		$ 24,866	123.3

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$ 2.03		$ 0.89	128.1

Diluted	$ 2.02		$ 0.89	127.0

Weighted average shares outstanding:
Basic	27,345	(a)	27,805	(1.7)

Diluted	28,214		27,841	1.3%

Notes:
(a) Shares outstanding at December 31, 2009 were 27,604,914, including 360,100 RSAs.
See GAAP to Non-GAAP reconciliation at page 17.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2009					2008
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year
Income Statement Data:

Revenues	$43,359	$45,171	$51,582	$78,002	$218,114	$66,548	$65,424	62,980	$50,060	$245,012

Expenses	30,508	30,206	32,084	43,348	136,146	41,310	41,631	39,967	33,001	155,909

Operating income before management fee	12,851	14,965	19,498	34,654	81,968	25,238	23,793	23,013	17,059	89,103

Investment income / (loss)	3,870	11,531	10,257	3,325	28,983	(3,615)	4,206	(3,446)	(36,308)	(39,163)
Interest expense	(3,234)	(3,435)	(3,296)	(3,325)	(13,290)	(2,017)	(2,187)	(2,091)	(3,146)	(9,441)
Other income / (expense), net	636	8,096	6,961	-	15,693	(5,632)	2,019	(5,537)	(39,454)	(48,604)

Income/(loss) before manage- ment fee and income taxes	13,487	23,061	26,459	34,654	97,661	19,606	25,812	17,476	(22,395)	40,499
Management fee expense/(reversal)	1,349	2,304	2,638	3,467	9,758	1,981	2,586	1,740	(2,221)	4,086
Income/(loss) before income taxes	12,138	20,757	23,821	31,187	87,903	17,625	23,226	15,736	(20,174)	36,413
Income tax expense/(benefit)	3,988	7,133	8,913	11,727	31,761	7,326	8,719	3,837	(7,559)	12,323
Net income/(loss)	8,150	13,624	14,908	19,460	56,142	10,299	14,507	11,899	(12,615)	24,090
Net income/(loss) attributable
to the noncontrolling interests	(62)	308	257	106	609	(187)	48	(86)	(551)	(776)
Net income/(loss) attributable to GAMCO Investors, Inc.	$ 8,212	$ 13,316	$ 14,651	$ 19,354	$ 55,533	$ 10,486	$ 14,459	$ 11,985	$ (12,064)	$ 24,866

Net income/(loss) attributable to
GAMCO Investors, Inc. per share:
Basic	$ 0.30	$ 0.49	$ 0.54	$ 0.71	$ 2.03	$ 0.37	$ 0.52	$ 0.43	$ (0.44)	$ 0.89

Diluted	$ 0.30	$ 0.48	$ 0.53	$ 0.70	$ 2.02	$ 0.37	$ 0.51	$ 0.43	$ (0.44)	$ 0.89

Weighted average shares outstanding:
Basic	27,379	27,384	27,366	27,256	27,345	28,175	27,948	27,602	27,472	27,805

Diluted	27,386	27,508	27,505	29,085	28,214	28,277	28,743	27,647	27,482	27,841

Reconciliation of Non-GAAP
Financial measures to GAAP:
Operating income before management fee	12,851	14,965	19,498	34,654	81,968	25,238	23,793	23,013	17,059	89,103
Deduct: management fee expense/(income)	1,349	2,304	2,638	3,467	9,758	1,981	2,586	1,740	(2,221)	4,086
Operating income	11,502	12,661	16,860	31,187	72,210	23,257	21,207	21,273	19,280	85,017

Operating margin before management fee	29.6%	33.1%	37.8%	44.4%	37.6%	37.9%	36.4%	36.5%	34.1%	36.4%
Operating margin after management fee	26.5%	28.0%	32.7%	40.0%	33.1%	34.9%	32.4%	33.8%	38.5%	34.7%

Table VII

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 (Dollars in thousands, except per share data)

	December 31,	December 31,
	2009	2008

ASSETS

Cash and cash equivalents (a)	$ 400,528	$ 338,330
Investments (a)	220,057	287,201
Receivable from brokers	30,072	16,460
Other receivables	41,915	16,233
Income tax receivable and deferred tax assets	-	23,952
Other assets	15,237	15,458

Total assets	$ 707,809	$ 697,634

LIABILITIES AND STOCKHOLDERS’ EQUITY

Payable to brokers	$ 395	$ 1,857
Compensation payable	13,302	15,862
Securities sold short, not yet purchased	9,569	1,677
Accrued expenses and other liabilities	32,157	30,330
Sub-total	55,423	49,726

5.5% Senior notes (due May 15, 2013)	99,000	99,000
6.5% Convertible note (due October 2, 2018)	60,000	60,000
6% Convertible note (due August 14, 2011)	39,851	39,766
Total debt	198,851	198,766
Total liabilities	254,274	248,492

Redeemable noncontrolling interest	1,464	4,201

GAMCO Investors, Inc.’s stockholders’ equity	448,028	440,153
Noncontrolling interest	4,043	4,788
Total stockholders' equity	452,071	444,941

Total liabilities and stockholders' equity	$ 707,809	$ 697,634

(a)    At December 31, 2009 and December 31, 2008, $62.3 million and $0 million and $7.2 million and $54.9 million are held in escrow for the Cascade Note and classified as Cash and cash equivalents and Investments, respectively.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of December 31, 2009
		1 Yr – 12/31/08-12/31/09		3 Yrs – 12/31/06-12/31/09		5 Yrs – 12/31/04-12/31/09		10 Yrs – 12/31/99-12/31/09
Fund Name	Lipper Category	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	53	419/795	21	139/683	12	61/519	23	51/223
Gabelli Value Fund; A	Multi-Cap Core Funds	15	113795	71	480/683	68	349/519	44	98/223
Gabelli SRI; AAA	Multi-Cap Core Funds	1	4/795	-	-	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	12	36/299	22	53/246	20	37/189	14	14/104
GAMCO Ww:Income; AAA	Equity Income Funds	76	226/299	64	158/246	-	-	-	-
GAMCO Growth; AAA	Large-Cap Growth Funds	9	69/814	45	311/702	29	165/582	69	213/310
GAMCO Ww:SmCp Eq; AAA	Small-Cap Core Funds	7	46/756	34	214/631	18	94/522	97	261/269
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	49	366/756	15	91/631	17	84/522	22	59/269
GAMCO Ww:Mhty M; AAA	Small-Cap Core Funds	61	460/756	5	30/631	5	24/522	26	70/269
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	52	392/756	38	236/631	50	260/522	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	34	35/102	22	16/75	15	8/56	34	12/35
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	9	9/102	14	10/75	23	13/56	95	34/35
GAMCO Gold; AAA	Gold Oriented Funds	34	24/71	49	29/59	39	20/51	27	8/29
GAMCO Intl Gro; AAA	International Large-Cap Growth	26	42/166	40	52/131	72	66/91	42	23/54
GAMCO Ww:Eqty; AAA	Large-Cap Value Funds	98	513/527	16	73/461	5	17/394	37	68/186
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	25	228/911	40	304/777	23	146/653	20	72/374
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	63	27/42	12	4/33	13	2/15	30	3/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	77	33/42	30	10/33	38	6/15	50	5/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	91	39/42	21	7/33	82	13/15	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	63	28/44	20	7/35	25	7/27	20	2/9
GAMCO Gl:Convert; AAA	Convertible Securities Funds	29	18/62	95	49/51	94	46/48	98	37/37
Gabelli Utilities; AAA	Utility Funds	39	39/99	13	11/89	34	25/73	27	12/45
GAMCO Ww:Bal – AAA	Mixed-Asset Target Alloc. Moderate Funds	97	491/509	46	188/412	14	43/311	17	25/148
787:Gabelli Merg&Acq; Y	Mid-Cap Core Funds	90	330/369	18	52/303	28	66/241	-	-
Gabelli Capital Asset Fund	Distributed through Insurance Channel	14	48/343	45	124/276	45	91/202	15	12/82
% of funds in top half		56.0%		87.5%		82.6%		76.2%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance.  Absolute performance for some funds was negative.  Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 56%, 88%, 83% and 76% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of December 31, 2009.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing.  The Prospectus which contains more information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling 1-800 GABELLI.  Distributed by Gabelli & Company.  Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007.  The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.  The inception date for the Gabelli Enterprise Mergers & Acquisitions Fund was February 28, 2001.